UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          July 3, 2002
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                                   POINT.360
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


         0-21917                                  95-4272619
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   (Commission File Number)           (IRS Employer Identification No.)


  7083 Hollywood Boulevard, Suite 200, Hollywood, CA       90028
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   (Address of principal executive offices)              (Zip Code)


                                 (323) 957-7990
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              (Registrant's telephone number, including area code)


          ----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

        On July 3, 2002, Point.360 (the "Company") entered into an Option Agreement ("Agreement") with Alliance Atlantis Communications Inc. ("Alliance") whereby the Company acquired an option to purchase all of the issued and outstanding shares of Tattersall Casablanca Sound Inc., Calibre Digital Design Inc. and Salter Street Digital Limited, wholly-owned subsidiaries of Alliance ("Subsidiaries"). The Company may exercise the option to purchase the Subsidiaries at any time prior to December 31, 2002.

        In consideration for the Agreement, the Company granted Alliance a warrant to purchase 500,000 shares of the Company's common stock at $2.00 per share. The warrant is exercisable on the earlier of (i) the date on which the Company purchases the Subsidiaries, or (ii) the date on which the Company allows the option to expire. The warrant expires on July 3, 2007, or July 3, 2005 if the Company does not exercise its option to acquire the Subsidiaries.


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

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

   (c)  Exhibits.

   10.1 Option Agreement dated July 3, 2002 between the Company and Alliance.

   10.2 Warrant for the Purchase of 500,000 Shares of Common Stock of Point.360.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Point.360
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                                                  (Registrant)


      Date: July 15, 2002           By: /s/ Alan R. Steel
                                        ----------------------------------
                                            Alan R. Steel
                                            Executive Vice President,
                                            Finance and Administration,
                                            Chief Financial Officer







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